Exhibit (K)

February 25, 2003

GE Capital Life Assurance Company of New York

200 Old Country Road, Suite 240

Mineola, New York 11501

Re:	GE Capital Life Assurance Company of New York
GE Capital Life Separate Account III
Post-Effective Amendment No. 1 Under the Securities Act of 1933
Amendment No. 1 Under the Investment Company Act of 1940
File Nos. 333-88312; 811-09861

Ladies and Gentlemen:

I have served as Counsel to GE Capital Life Assurance Company of New York and its GE Capital Life Separate Account III (the “Separate Account”) in connection with the registration of an indefinite number of securities in the form of Flexible Premium Single Life and Joint and Last Survivor Variable Life Insurance Policies (the “Policies”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended and the Investment Company Act of 1940, as amended. I have examined Post-Effective Amendment No. 1 to the Registration Statement on Form N-6, including all related documents and exhibits, and have reviewed such questions of law as I considered necessary an appropriate. On the basis of such examination and review, it is my opinion that:

1.	GE Capital Life Assurance Company of New York is a corporation duly organized and validly existing under the laws of the State of New York and is duly authorized to sell and issue the Policies.

2.	The Separate Account has been properly created and is a validly existing separate account pursuant to the laws of the State of New York.

3.	The issuance and sale of the Policies, when issued and sold in the manner stated in the registration statement, will be legal and binding obligations of GE Capital Life Assurance Company of New York in accordance with their terms, except that clearance must be obtained, or the policy form must be approved, prior to issuance thereof in certain jurisdictions.

GE Capital Life Assurance Company of New York

February 25, 2003

4.	To the extent so provided under the Policies, that portion of the assets of the Separate Account equal to the reserves and other policy liabilities with respect to the Separate Account, will not be chargeable with liabilities arising out of any other business that GE Capital Life Assurance Company of New York may conduct.

I hereby consent to the filing of this opinion as an exhibit to Post-Effective Amendment No. 1 to the Registration Statement filed on Form N-6 for the Policies and the Separate Account.

Sincerely,

/s/  THOMAS E. DUFFY

Thomas E. Duffy

Senior Vice President, General Counsel

    And Secretary